Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-238607

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	$600,000,000	(1)

(1)

The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). $600,000,000 of the securities offered pursuant to this prospectus supplement represent securities registered on the registration statement to which this prospectus supplement relates that represent unsold securities that had been previously registered and for which the registration fee had been previously paid.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2020)

$600,000,000

Boston Properties, Inc.

Common Stock

We have entered into separate sales agency financing agreements (each a “sales agency financing agreement” and, collectively, the “sales agency financing agreements”) with each of BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC (each, a “Sales Agent” and, collectively, the “Sales Agents”) and, as applicable, the Forward Sellers and the Forward Purchasers (each as defined below), relating to offers and sales of shares of our common stock. The sales agency financing agreements and this offering supersede and replace our previous sales agency financing agreements and “at-the-market” offering program entered into on June 2, 2017, which are no longer effective. In accordance with the terms of the sales agency financing agreements, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $600,000,000 through the Sales Agents, acting as our sales agents for the offer and sale of the common stock, through the Forward Sellers (as defined below), acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus made through the Sales Agents, acting as our sales agents, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals, pursuant to the sales agency financing agreements, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for our common stock or sales made to or through a market maker or through an electronic communications network. None of the Sales Agents or the Forward Sellers are required, individually or collectively, to sell any specific number or dollar amount of shares of our common stock, but subject to the terms and conditions of the applicable sales agency financing agreement (and, with respect to any Forward Seller, only if the Forward Seller and the relevant Forward Purchaser have accepted our instructions), each has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock up to the amount specified.

The sales agency financing agreements contemplate that, in addition to the issuance and sale of shares of our common stock by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, we may also enter into separate master forward confirmations, along with one or more supplemental confirmations related thereto (each supplemental confirmation, together with the related master forward confirmation, a “forward sale agreement” and, collectively, the “forward sale agreements”), with each of Bank of America, N.A., The Bank of New York Mellon, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia and The Toronto-Dominion Bank, or one or more of their respective affiliates (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers). In connection with any forward sale agreement we enter into with any Forward Purchaser, such Forward Purchaser (or its affiliate), acting in accordance with our instructions for the relevant forward sale transaction, will borrow from third parties and sell, through its relevant Forward Seller, the number of shares of our common stock underlying such forward sale agreement in order to hedge such Forward Purchaser’s exposure and establish the initial forward sale price under such forward sale agreement. We refer to a Sales Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually a “Forward Seller” and, collectively, the “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser, and references herein to “applicable” Forward Purchaser or “applicable” forward sale agreement means, with respect to any Forward Purchaser and any forward sale agreement, the Forward Purchaser party to such forward sale agreement, as applicable. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such forward sale agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds and we may owe cash to the applicable Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds and we may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances. For additional information, see “Plan of Distribution” in this prospectus supplement.

Each Sales Agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as Sales Agent under the applicable sales agency financing agreement. In connection with any forward sale agreement, we will pay the applicable Forward Seller a commission, in the form of a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of our common stock sold through such Forward Seller during the applicable forward hedge selling period for such transaction (subject to certain adjustments). In connection with the sale of shares of our common stock on our behalf, the Sales Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” for a description of compensation payable to the Sales Agents, the Forward Sellers and the Forward Purchasers.

We may also sell some or all of the shares of our common stock to a Sales Agent as principal for its own account at prices agreed upon at the time of sale. If we sell our common stock to any Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent.

Our common stock is listed on the NYSE under the symbol “BXP.” On May 21, 2020, the last reported sale price of our common stock on the NYSE was $79.91 per share.

Investing in our common stock involves risks that are described in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See the “Risk Factors” section on page S-3 of this prospectus supplement, beginning on page 19 of our most recent Annual Report on Form 10-K and beginning on Page 76 of our most recent Quarterly Report on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities	BNY Mellon Capital Markets, LLC	Deutsche Bank Securities	Jefferies

J.P. Morgan	Mizuho Securities	Morgan Stanley	Scotiabank

SunTrust Robinson Humphrey		TD Securities

The date of this prospectus supplement is May 22, 2020

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents, the Forward Sellers and the Forward Purchasers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Sales Agents, the Forward Sellers and the Forward Purchasers are not, making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we or any of the Sales Agents, the Forward Sellers or the Forward Purchasers deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor such Sales Agent, Forward Seller or Forward Purchaser are implying that the information is current as of the date of the delivery or sale.

Prospectus Supplement

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents to which we have referred you in “Information Incorporated by Reference.”

As used herein, the terms “we,” “us,” “our,” “Boston Properties” or the “Company” refer to Boston Properties, Inc., individually or together with its subsidiaries, including Boston Properties Limited Partnership and our predecessors.

PROSPECTUS SUPPLEMENT SUMMARY

About Our Company

We are a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) that develops, owns and manages primarily Class A office properties in the United States. Our properties are concentrated in five markets—Boston, Los Angeles, New York, San Francisco and Washington, DC. We conduct substantially all of our business through our subsidiary, Boston Properties Limited Partnership (“BPLP”). We are the sole general partner of BPLP and, at March 31, 2020, owned an approximate 89.7% general and limited partnership interest in BPLP.

At March 31, 2020, we owned or had interests in a portfolio of 196 commercial real estate properties aggregating approximately 51.8 million net rentable square feet of primarily Class A office properties, including 10 properties under construction/redevelopment totaling approximately 5.2 million net rentable square feet. At March 31, 2020, our properties consisted of:

•	177 office properties (including eight properties under construction/redevelopment);

•	twelve retail properties;

•	six residential properties (including two properties under construction); and

•	one hotel.

Our principal executive office is located at Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199 and our telephone number is (617) 236-3300.

The Offering

Common stock offered	Shares having an aggregate offering price of up to $600,000,000. The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, and borrowed shares of our common stock that may be offered and sold by the Forward Purchasers through the relevant Forward Sellers. See “Plan of Distribution” in this prospectus supplement for additional information.

Use of proceeds

We will contribute the net proceeds from the sale of shares of our common stock to or through the Sales Agents, as well as any net cash proceeds we receive upon the settlement of any forward sale agreement, to BPLP, in exchange for a number of common units of BPLP equal to the number of shares of our common stock issued, if any. BPLP will use the net proceeds for general business purposes, which may include investment opportunities and debt reduction. See “Use of Proceeds” on page S-8 of this prospectus supplement for additional information.

We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Sellers.

NYSE symbol	BXP

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Accounting treatment of forward sale agreements	In the event that we enter into any forward sale agreements, we expect that before any issuance of shares of our common stock upon physical or net share settlement of such forward sale agreements, the shares issuable upon settlement of such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the relevant forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of shares of our common stock is above the per share relevant forward sale price of such forward sale agreement, subject to increase or decrease on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less an agreed spread, and subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we physically settle or net share settle any forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

RISK FACTORS

You should carefully consider the risks set forth below, as well as those described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) our Annual Report on Form 10-K for the year ended December 31, 2019, (ii) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and (iii) documents we file with the Securities and Exchange Commission after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to Forward Sale Agreements

Settlement provisions contained in any forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable Forward Purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the applicable Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by such Forward Purchaser if:

•

such Forward Purchaser, after using commercially reasonable efforts, is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•

such Forward Purchaser (or its affiliate) determines that it is unable, or it is commercially impracticable for it, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the applicable forward sale agreement (and we do not refer a satisfactory lending party to lend the shares required) or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the borrow cost specified in such forward sale agreement (subject to our price adjustment acceptance), subject to a prior notice requirement;

•

we declare a dividend or distribution on the shares of our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•	certain ownership thresholds applicable to such Forward Purchaser (and its affiliates) are exceeded;

•

there is a public announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the applicable forward sale agreement); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale agreement, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (as such terms are defined in the forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement or, if we so elect and such Forward Purchaser so permits our election, net share settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale agreement will generally occur on or prior to the maturity date of such forward sale agreement. However, any forward sale agreement may be settled earlier than the latest potential settlement date specified in that particular forward sale agreement in whole or in part at our option, subject to the satisfaction of certain conditions. Each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, with such election subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, subject to any conditions specified in the particular forward sale agreement, we expect the applicable Forward Purchaser (or its affiliate) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to that forward sale agreement, taking into account, in the case of net share settlement, any shares deliverable by or to us under the forward sale agreement and, in the case of net share settlement, in order to deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement. In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and will be subject to decrease on each of certain dates based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the market value of our common stock, determined in accordance of the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under that particular forward sale agreement an amount in cash equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement.

In case of certain bankruptcy or insolvency events, any forward sale agreements that are in effect will automatically terminate, and we may not receive any proceeds from the sale of shares of our common stock that have not theretofore been settled.

If we file for, or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

There is uncertainty in the U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement and its impact on our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and as a result, the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward agreement even if the cash settlement may be the optimal business decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. We caution investors that any such forward-looking statements are based on current beliefs or expectations of future events and on assumptions made by, and information currently available to, our management. When used, the words “anticipate,” “believe,” “budget,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance or occurrences, which may be affected by known and unknown risks, trends, uncertainties and factors that are, in some cases, beyond our control. Should one or more of these known or unknown risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied by the forward-looking statements. We caution you that, while forward-looking statements reflect our good-faith beliefs when we make them, they are not guarantees of future performance or occurrences and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

One of the most significant factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements is the ongoing impact of the global COVID-19 pandemic on the U.S. and global economies, which has impacted, and is likely to continue to impact, us and, directly or indirectly, many of the other important factors below and the risks described in (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 including those described under the caption “Risk Factors,” (ii), our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 including those described under the caption “Risk Factors,” (iii) our subsequent filings under the Exchange Act and (iv) the risk factors set forth herein.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•

the risks and uncertainties related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants’ businesses, financial condition, results of operations, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; whether new or existing actions and measures continue to result in increasing unemployment that impacts the ability of our residential tenants to generate sufficient income to pay, or make them unwilling to pay rent in a timely manner, in full or at all; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19;

•

volatile or adverse global economic and political conditions, health crises and dislocations in the credit markets could adversely affect our access to cost-effective capital and have a resulting material adverse effect on our business opportunities, results of operations and financial condition;

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, tenant space utilization, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);

•	failure to manage effectively our growth and expansion into new markets and sub-markets or to integrate acquisitions and developments successfully;

•	the ability of our joint venture partners to satisfy their obligations;

•

risks and uncertainties affecting property development and construction (including, without limitation, construction delays, increased construction costs, cost overruns, inability to obtain necessary permits, tenant accounting considerations that may result in negotiated lease provisions that limit a tenant’s liability during construction, and public opposition to such activities);

•

risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

•	risks associated with forward interest rate contracts and the effectiveness of such arrangements;

•	risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets;

•	risks associated with actual or threatened terrorist attacks;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•	risks associated with the physical effects of climate change;

•

risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (IT) networks and related systems, which support our operations and our buildings;

•	risks associated with Boston Properties, Inc.’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended;

•	possible adverse changes in tax and environmental laws;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;

•	risks associated with possible state and local tax audits;

•	risks associated with our dependence on key personnel whose continued service is not guaranteed; and

•	the other risk factors identified in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including those described under the caption “Risk Factors.”

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment, particularly in light of the rapidly developing circumstances relating to COVID-19. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as we file them with the Securities and Exchange Commission, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

USE OF PROCEEDS

We will contribute the net proceeds from the sale of shares of our common stock to or through the Sales Agents, as well as any net cash proceeds we receive upon the settlement of any forward sale agreement, to BPLP, in exchange for a number of common units of BPLP equal to the number of shares of our common stock issued, if any. BPLP intends to use the net proceeds for general business purposes, which may include investment opportunities and debt reduction.

Pending the uses described above, we may invest the net proceeds in short-term, interest-bearing deposit accounts.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the Forward Sellers, acting as agents for the Forward Purchasers, in connection with any forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of the forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the relevant forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle any forward sale agreement, we may not receive any proceeds (and may owe cash to the applicable Forward Purchaser in certain circumstances), and if we elect to net share settle any forward sale agreement, we will not receive any proceeds (and may owe shares of our common stock to the applicable Forward Purchaser in certain circumstances).

PLAN OF DISTRIBUTION

We have entered into separate sales agency financing agreements, each dated as of May 22, 2020, with each of the Sales Agents and, as applicable, the Forward Sellers and the Forward Purchasers, relating to offers and sales of our common stock. The sales agency financing agreements and this offering supersede and replace our previous sales agency financing agreements and “at-the-market” offering program entered into on June 2, 2017, which are no longer effective. Sales of shares of our common stock, if any, having an aggregate offering price of up to $600,000,000, may be made through the Sales Agents, acting as our sales agents for the offer and sale of the common stock, through the Forward Sellers, acting as agents for the relevant Forward Purchaser, or directly to the Sales Agents, acting as principals, for a period of up to three years. In the event that we enter into new sales agency financing agreements, we will file a supplement to this prospectus supplement to reflect any such new sales agency financing agreement.

Sales of shares of our common stock, if any, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for our common stock or sales made to or through a market maker or through an electronic communications network. In the future, we may also enter into sales agency financing agreements with additional sales agents and/or forward sellers and forward purchasers.

None of the Sales Agents or the Forward Sellers are required, individually or collectively, to sell any specific number or dollar amount of shares of our common stock, but, upon receipt of a placement notice from us, and subject to the terms and conditions of the respective sales agency financing agreements, each Sales Agent and Forward Seller (and, with respect to any Forward Seller, only if the Forward Seller and the related Forward Purchaser have accepted our instructions), agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or any such Sales Agent or Forward Seller may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. The obligation of any Sales Agent under its respective sales agency financing agreement to sell shares pursuant to any placement notice is subject to a number of conditions, which such Sales Agent or Forward Seller reserves the right to waive in its sole discretion.

The sales agency financing agreements contemplate that, in addition to the issuance and sale of shares of our common stock by us through or to the Sales Agents, acting as our sales agents or as principals, as applicable, we may also enter into one or more forward sale agreements with any of the Forward Purchasers. In connection with any forward sale agreement we enter into with any Forward Purchaser, such Forward Purchaser (or its affiliate) will borrow from third parties and sell, through its relevant Forward Seller, the number of shares of our common stock underlying such forward sale agreement in order to hedge such Forward Purchaser’s exposure and establish the initial forward sale price under such forward sale agreement.

The relevant Sales Agent or Forward Seller, as applicable, will provide written confirmation to us no later than the opening of the trading day on the NYSE on the day following the trading day in which shares of our common stock were sold under the applicable sales agency financing agreement. With respect to shares of our common stock sold by a Sales Agent, each confirmation will include the number of such shares sold on such day, the net proceeds to us and the compensation payable by us to the Sales Agent in connection with the sales. With respect to shares of our common stock sold by a Forward Seller, each confirmation will include the number of shares sold on such day, the compensation payable by us to the Forward Seller in the form of a reduced initial forward sale price under the relevant forward sale agreement with the relevant Forward Purchaser, and the initial forward sale price payable by such Forward Purchaser. We will not initially receive any proceeds from the sale of shares of our common stock borrowed by a Forward Purchaser (or its affiliate) and sold through the relevant Forward Seller.

We have agreed to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for certain expenses in connection with the sales agency financing agreements. We estimate that the total expenses of the offering payable by us, excluding commissions payable or provided to the Sales Agents, Forward Sellers and Forward Purchasers under the sales agency financing agreements, will be approximately $400,000.

Sales of our common stock by the Sales Agents or the Forward Sellers, each as contemplated by this prospectus supplement, will be settled through the facilities of the Depository Trust Company or by such other means as we and the Sales Agents, Forward Sellers and Forward Purchasers may agree upon.

In connection with the sale of our common stock hereunder, the Sales Agents, the Forward Sellers and/or the Forward Purchasers may each be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent, Forward Seller and Forward Purchaser against certain liabilities, including civil liabilities under the Securities Act.

The Sales Agents, Forward Sellers and Forward Purchasers have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act, by Rule 101(c)(1) under the Exchange Act. If a Sales Agent, Forward Seller and/or Forward Purchaser reasonably believes, or if, either immediately prior to delivery of an issuance notice or during a selling period, we reasonably believe, that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, such party will promptly notify the other parties and sales of common stock under the sales agency financing agreement or forward sale agreement will be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of the Sales Agent, Forward Seller and/or Forward Purchaser and us.

The offering of our common stock pursuant to any sales agency financing agreement will terminate upon the earlier of (1) the sale of the maximum aggregate amount of our common stock subject to the sales agency financing agreements (including shares sold by us through or to the Sales Agents and borrowed shares sold through the Forward Sellers), (2) the third anniversary of the date of such sales agency financing agreement or (3) the termination of such sales agency financing agreement by either us or the respective Sales Agent, Forward Seller or Forward Purchaser at any time in the respective party’s sole discretion.

Sales Through or To Sales Agents, as our Sales Agents or as Principals

Upon its receipt of instructions from us, each Sales Agent has agreed to use its commercially reasonable efforts to sell shares of our common stock, acting as our sales agent, on the terms and subject to the conditions set forth in the relevant sales agency financing agreement. We will instruct each Sales Agent as to the amount of our common stock to be sold by it as our sales agent. We may instruct a Sales Agent not to sell our common stock as our sales agent if the sales cannot be effected at or above a price designated by us. We or any Sales Agent may at any time immediately suspend the offering of shares of our common stock through such Sales Agent upon notice to the other party.

We will pay each respective Sales Agent commissions not to exceed an aggregate of 2.0% of the gross sales price of all shares sold through it as our sales agent under its sales agency financing agreement.

Settlement for sales of our common stock will generally occur on the standard settlement cycle then in effect, unless we agree otherwise with the relevant Sales Agent, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the sales agency financing agreements, we also may sell shares of our common stock to any Sales Agent, as principal, for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a Sales Agent as principal, we will enter into a separate terms agreement with such Sales Agent and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Sales Through Forward Sellers

In connection with any forward sale agreement, we will deliver instructions to the relevant Forward Purchaser and Forward Seller to borrow shares of our common stock and sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Such instructions shall specify, among other specified terms, the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the relevant sales agency financing agreement and the acceptance of such instructions from us by the relevant Forward Purchaser and Forward Seller (as such instructions may have been modified upon mutual consent of the relevant Forward Purchaser, the relevant Forward Seller and us), such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell through the relevant Forward Seller, the applicable shares of our common stock to hedge the Forward Purchaser’s exposure and establish the initial forward sale price under the applicable forward sale agreement, and such Forward Seller will use its commercially reasonable efforts to sell such shares of common stock, on the terms and subject to the conditions set forth in the relevant sales agency financing agreement and the forward sale agreement. We or the applicable Forward Purchaser or Forward Seller may at any time immediately suspend the offering of shares of our common stock through such Forward Seller, upon notice to the other parties.

In connection with each forward sale agreement, we will pay the applicable Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of our common stock sold through such Forward Seller during the applicable forward hedge selling period for such transaction (subject to certain adjustments to such volume-weighted average of the sales prices on a daily basis based on a floating interest rate factor and for any expected quarterly dividends having an “ex-dividend” date during such forward hedge selling period). We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement of any sales of borrowed shares of our common stock by a Forward Seller will occur on the standard settlement cycle then in effect, unless we agree otherwise with the relevant Forward Purchaser and Forward Seller, following the respective dates on which any such sales are made. The obligations of a Forward Purchaser and a Forward Seller under the relevant sales agency financing agreement are subject to a number of conditions, which such Forward Purchaser and Forward Seller, respectively, may waive in their sole and absolute discretion.

Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of our common stock were sold by the relevant Forward Seller during the applicable forward hedge selling period in accordance with the relevant sales agency financing agreement to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such volume-weighted average of the sales prices on a daily basis based on a floating interest rate factor and for any expected quarterly dividends having an “ex-dividend” date during such forward hedge selling period). We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or its affiliate).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date set forth in such forward sale agreement, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement under such forward sale agreement. For example, we may conclude it is in our best interest to elect cash settlement or net share settlement of any forward sale agreement. If we elect to physically settle any forward sale agreement (or physical settlement is otherwise applicable), at settlement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale agreement on the relevant settlement date and (2) the number of shares of our common stock as to which we have elected physical settlement (or to which physical settlement otherwise applies), subject to the provisions of such forward sale agreement. The forward price is based on the initial forward price, as adjusted on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, to be agreed upon by us and the Forward Purchaser under the forward sale agreement, and subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. The resulting price after such adjustments and reductions is the forward price on the relevant settlement date. If the overnight bank funding rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that before any issuance of shares of our common stock upon physical or net share settlement of any forward sale agreements, the shares issuable upon settlement of such forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the relevant forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of shares of our common stock is above the per share relevant forward sale price of such forward sale agreement, subject to increase or decrease on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less an agreed spread, and subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we physically settle or net share settle any forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement, subject to certain exceptions pursuant to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser (or its affiliate) to purchase shares of our common stock in secondary market transactions over an unwind period so as to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

In general terms and subject to a particular forward sale agreement: (1) if the average of the daily volume-weighted average sales prices per share of our common stock on each day on which these purchases are made, based only on sales occurring at the times during such days when purchases by us could be made in compliance with Rule 10b-18 under the Exchange Act, by such Forward Purchaser (or its affiliate) is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle); (2) if such average of the daily volume-weighted average sales prices per share of our common stock exceeds the relevant forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a value equal to such difference based on such average price (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”

Each Forward Purchaser will have the right to accelerate the settlement of the shares underlying any forward sale agreement that it enters into with us and require us to physically settle such shares on a date specified by such Forward Purchaser if, among other events:

•

such Forward Purchaser, after using commercially reasonable efforts, is unable, or would incur a materially increased cost, to establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

•

such Forward Purchaser (or its affiliate) determines that it is unable, or it is commercially impracticable for it, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the applicable forward sale agreement (and we do not refer a satisfactory lending party to lend the shares required) or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the borrow cost specified in such forward sale agreement (subject to our price adjustment acceptance), subject to a prior notice requirement;

•

we declare a dividend or distribution on the shares of our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•	certain ownership thresholds applicable to such Forward Purchaser (and its affiliates) are exceeded;

•

there is a public announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the applicable forward sale agreement); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale agreement, a market disruption event during a specified period that lasts for more than at least eight scheduled trading days or a change in law (as such terms are defined in the forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale agreement that is in effect will automatically terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement, and we would not receive any proceeds pursuant to such forward sale agreement.

The descriptions of certain provisions of the sales agency financing agreements and the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of the sales agency financing agreements and such forward sale agreements.

Other Relationships

Certain of the Sales Agents, the Forward Sellers and the Forward Purchasers and their affiliates have engaged in, and may in the future engage in, commercial banking, derivatives, financial advisory and investment banking transactions and services and other commercial transactions and services in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Certain affiliates of the Sales Agents, the Forward Sellers and the Forward Purchasers are lenders and/or agents under our $1.5 billion unsecured revolving line of credit, our $500 million unsecured delayed draw term loan facility and our mortgage indebtedness and construction loan facilities and those of our unconsolidated joint ventures and other affiliates. To the extent that proceeds from any sales pursuant to the sales agency financing agreements are used to repay debt owed to such affiliates, such affiliates of the Sales Agents, the Forward Sellers and the Forward Purchasers may be receiving proceeds of this offering. Certain of the Sales Agents, the Forward Sellers and the Forward Purchasers and their affiliates have acted, and may in the future act, as counterparties to rate lock agreements, interest rate swaps or other hedging transactions entered into by us or our unconsolidated joint ventures and other affiliates. We also lease space in our properties to certain of the Sales Agents, the Forward Sellers and the Forward Purchasers and their affiliates.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts, will pass upon certain matters relating to this offering for us. Certain legal matters will be passed upon for the Sales Agents, the Forward Sellers and the Forward Purchasers by Skadden, Arps, Slate, Meagher  & Flom LLP, New York, New York.

EXPERTS

The financial statements and management’s assessments of the effectiveness of internal control over financial reporting (which are included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

BOSTON PROPERTIES, INC.

Debt Securities

Guarantees

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

BOSTON PROPERTIES LIMITED PARTNERSHIP

Debt Securities

Guarantees

Boston Properties, Inc. may offer to sell from time to time debt securities, common stock, preferred stock, stock purchase contracts, and warrants. The debt securities of Boston Properties, Inc. may be convertible into common stock or preferred stock of Boston Properties, Inc. and may be guaranteed by Boston Properties Limited Partnership. The preferred stock of Boston Properties, Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. Boston Properties Limited Partnership may offer to sell from time to time debt securities, which may be exchangeable for common stock or for preferred stock of Boston Properties, Inc. and may be guaranteed by Boston Properties, Inc. Selling security holders may from time to time offer to sell debt securities, guarantees, common stock, preferred stock, stock purchase contracts, and warrants of Boston Properties, Inc. under this prospectus.

The debt securities, common stock, preferred stock, stock purchase contracts, depositary shares and warrants of Boston Properties, Inc. and the debt securities of Boston Properties Limited Partnership may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Boston Properties Limited Partnership may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by Boston Properties, Inc. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. Boston Properties, Inc. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by Boston Properties Limited Partnership to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of Boston Properties, Inc., Boston Properties Limited Partnership or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Boston Properties, Inc., Boston Properties Limited Partnership or selling security holders may offer the securities directly to investors, through agents designated from time to time by Boston Properties, Inc. or Boston Properties Limited Partnership, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 74. We will not receive any of the proceeds from the sale of securities by the selling security holders.

The common stock of Boston Properties, Inc. and the depositary shares each representing 1/100th of a share of 5.25% Series B Cumulative Redeemable Preferred Stock of Boston Properties, Inc., which we refer to in this prospectus as our Series B Preferred Stock Depositary Shares, are listed on the New York Stock Exchange under the symbols “BXP” and “BXP PRB,” respectively. On May 21, 2020, the last reported sale price of our common stock and Series B Preferred Stock Depositary Shares on the New York Stock Exchange was $79.91 and $24.32 per share, respectively.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 22, 2020

i

PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Boston Properties, Inc. and/or selling security holders are registering an unspecified amount of debt securities, common stock, preferred stock, stock purchase contracts, depositary shares and warrants, and may sell such securities, at any time and from time to time, in one or more offerings. By using a shelf registration statement, Boston Properties Limited Partnership is registering an unspecified amount of debt securities and may sell such debt securities, at any time and from time to time, in one or more offerings. The registration statement also registers the possible guarantee by Boston Properties Limited Partnership of debt securities to be issued by Boston Properties, Inc. and the possible guarantee by Boston Properties, Inc. of debt securities to be issued by Boston Properties Limited Partnership.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, the terms “we,” “us,” and “our” refer to Boston Properties, Inc., a Delaware corporation organized in 1997, individually or together with its subsidiaries, including Boston Properties Limited Partnership, a Delaware limited partnership, and our predecessors. Boston Properties Limited Partnership is the entity through which Boston Properties, Inc. conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to Boston Properties, Inc. as the “Company” or “BXP.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Boston Properties, Inc. and Boston Properties Limited Partnership

Boston Properties, Inc., a Delaware corporation organized in 1997, is a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) that develops, owns and manages primarily Class A office properties in the United States. Our properties are concentrated in five markets—Boston, Los Angeles, New York, San Francisco and Washington, DC. Boston Properties, Inc. conducts substantially all of its business through Boston Properties Limited Partnership. Boston Properties, Inc. is the sole general partner of Boston Properties Limited Partnership, its operating partnership, and at March 31, 2020 owned an approximate 89.7% general and limited partnership interest in Boston Properties Limited Partnership.

At March 31, 2020, we owned or had interests in a portfolio of 196 commercial real estate properties (the “Properties”) aggregating approximately 51.8 million net rentable square feet of primarily Class A office properties, including 10 properties under construction/redevelopment totaling approximately 5.2 million net rentable square feet. At March 31, 2020, the Properties consisted of:

•	177 office properties (including eight properties under construction/redevelopment);

•	twelve retail properties;

•	six residential properties (including two properties under construction); and

•	one hotel.

We consider Class A office properties to be well-located buildings that are professionally managed and maintained, attract high-quality tenants and command upper-tier rental rates, and that are modern structures or have been modernized to compete with newer buildings.

Our principal executive office is located at Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199 and our telephone number is (617) 236-3300.

Additional information regarding Boston Properties, Inc. and Boston Properties Limited Partnership, including audited financial statements and descriptions of Boston Properties, Inc. and Boston Properties Limited Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 6 of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. We caution investors that any such forward-looking statements presented in this prospectus or any of the documents incorporated by reference, or which management may make orally or in writing from time to time, are based on current beliefs or expectations of future events and on assumptions made by, and information currently available to, our management. When used, the words “anticipate,” “believe,” “budget,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance or occurrences, which may be affected by known and unknown risks, trends, uncertainties and factors that are, in some cases, beyond our control. Should one or more of these known or unknown risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied by the forward-looking statements. We caution you that, while forward-looking statements reflect our good-faith beliefs when we make them, they are not guarantees of future performance or occurrences and are impacted by actual events when they occur after we make such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

One of the most significant factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements is the ongoing impact of the global COVID-19 pandemic on the U.S. and global economies, which has impacted, and is likely to continue to impact, us and, directly or indirectly, many of the other important factors below and the risks described in (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 including those described under the caption “Risk Factors,” (ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 including those described under the caption “Risk Factors,” and (iii) our subsequent filings under the Exchange Act.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•

the risks and uncertainties related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants’ businesses, financial condition, results of operations, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; whether new or existing actions and measures continue to result in increasing unemployment that impacts the ability of our residential tenants to generate sufficient income to pay, or make them unwilling to pay rent in a timely manner, in full or at all; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19;

•

volatile or adverse global economic and political conditions, health crises and dislocations in the credit markets could adversely affect our access to cost-effective capital and have a resulting material adverse effect on our business opportunities, results of operations and financial condition;

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, tenant space utilization, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);

•	failure to manage effectively our growth and expansion into new markets and sub-markets or to integrate acquisitions and developments successfully;

•	the ability of our joint venture partners to satisfy their obligations;

•

risks and uncertainties affecting property development and construction (including, without limitation, construction delays, increased construction costs, cost overruns, inability to obtain necessary permits, tenant accounting considerations that may result in negotiated lease provisions that limit a tenant’s liability during construction, and public opposition to such activities);

•

risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing;

•	risks associated with forward interest rate contracts and the effectiveness of such arrangements;

•	risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets;

•	risks associated with actual or threatened terrorist attacks;

•	costs of compliance with the Americans with Disabilities Act and other similar laws;

•	potential liability for uninsured losses and environmental contamination;

•	risks associated with the physical effects of climate change;

•

risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (IT) networks and related systems, which support our operations and our buildings;

•	risks associated with Boston Properties, Inc.’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”);

•	possible adverse changes in tax and environmental laws;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;

•	risks associated with possible state and local tax audits;

•	risks associated with our dependence on key personnel whose continued service is not guaranteed; and

•

the other risk factors identified in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including those described under the caption “Risk Factors,” and our other reports filed from time to time with the SEC and any prospectus supplement.

The risks included herein are not exhaustive, and you should be aware that there may be other factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment, particularly in light of the rapidly developing circumstances relating to COVID-19. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Boston Properties, Inc. and Boston Properties Limited Partnership are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

Boston Properties, Inc. has a website located at http://www.bxp.com. The information on this website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of Boston Properties, Inc. is 1-13087 and the SEC file number of Boston Properties Limited Partnership is 0-50209. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 2, 2020 (the “2019 Form 10-K”);

•	Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 11, 2020;

•

the description of Boston Properties, Inc. common stock contained in Boston Properties, Inc.’s Registration Statement on Form 8-A, filed on June 12, 1997, as updated by Exhibit 4.2 to the 2019 Form 10-K;

•

the description of the depositary shares each representing 1/100th of a share of 5.25% Series B Cumulative Redeemable Preferred Stock contained in Boston Properties, Inc.’s Registration Statement on Form 8-A, filed on March 22, 2013, as updated by Exhibit 4.2 to the 2019 Form 10-K; and

•	Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Current Reports on Form 8-K, filed on March 24, 2020, May 1, 2020, May 5, 2020 and May 20, 2020.

All documents filed by Boston Properties, Inc. and Boston Properties Limited Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Boston Properties, Inc.

Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

Attention: Investor Relations

(617) 236-3300

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS

Boston Properties, Inc. is required by the terms of the limited partnership agreement of Boston Properties Limited Partnership to contribute the net proceeds of any sale of common stock, preferred stock, stock purchase contracts, depositary shares or warrants to Boston Properties Limited Partnership in exchange for securities of Boston Properties Limited Partnership with economic interests that are substantially similar to the securities issued by Boston Properties, Inc. If Boston Properties, Inc. issues any debt securities, it may lend those proceeds to Boston Properties Limited Partnership.

Unless we provide otherwise in a supplement to this prospectus, following Boston Properties, Inc.’s contribution of any net proceeds to Boston Properties Limited Partnership, or any proceeds received directly by Boston Properties Limited Partnership, we intend to use the net proceeds from our sales of the securities covered by this prospectus for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	the repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

Debt Securities May Be Senior or Subordinated

Boston Properties, Inc. and Boston Properties Limited Partnership may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Boston Properties, Inc., Boston Properties Limited Partnership or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be.

Neither any limited or general partner of Boston Properties Limited Partnership, including Boston Properties, Inc., nor any principal, shareholder, member, officer, director, trustee or employee of any limited or general partner of Boston Properties, Inc. or Boston Properties Limited Partnership or of any successor of any limited or general partner of Boston Properties Limited Partnership has any obligation for payment of debt securities or for any of Boston Properties, Inc.’s or Boston Properties Limited Partnership’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of Boston Properties Limited Partnership solely in its capacity of guarantor of any series of debt securities of Boston Properties, Inc. and solely to the extent of any such guarantee.

The senior debt securities of Boston Properties, Inc. and the senior debt securities of Boston Properties Limited Partnership will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Boston Properties, Inc.’s or Boston Properties Limited Partnership’s, as the case may be, other senior unsecured and unsubordinated debt.

The subordinated debt securities of Boston Properties, Inc. and the subordinated debt securities of Boston Properties Limited Partnership will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Boston Properties, Inc.’s or Boston Properties Limited Partnership’s, as the case may be, “senior debt,” as defined in the applicable subordinated debt indenture, as described under “Description of Debt Securities—Subordination Provisions” beginning on page 23 and in the applicable prospectus supplement.

None of the indentures limit Boston Properties, Inc.’s or Boston Properties Limited Partnership’s ability to incur additional senior debt, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Boston Properties, Inc. senior debt will be structurally subordinate to the indebtedness of Boston Properties Limited Partnership (unless Boston Properties Limited Partnership guarantees such indebtedness and then solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of Boston Properties Limited Partnership. Boston Properties Limited Partnership’s senior debt is, and any additional senior debt of Boston Properties Limited Partnership will be, structurally subordinate to the indebtedness of Boston Properties Limited Partnership’s subsidiaries and will be structurally senior to any indebtedness of Boston Properties, Inc., unless Boston Properties Limited Partnership guarantees such indebtedness of Boston Properties, Inc. See “—Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Debt Securities Are Structurally Subordinated to Indebtedness of Boston Properties Limited Partnership and Boston Properties Limited Partnership’s Subsidiaries, Respectively” below.

When we refer to “senior debt securities” in this prospectus, we mean both the senior debt securities of Boston Properties, Inc. and the senior debt securities of Boston Properties Limited Partnership, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean both the subordinated debt securities of Boston Properties, Inc. and the subordinated debt securities of Boston Properties Limited Partnership, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” beginning on page 6 to find out how you can obtain a copy of those documents.

The Senior Debt Indenture and the Subordinated Debt Indenture of Boston Properties, Inc.

The senior debt securities of Boston Properties, Inc. will be issued under an indenture, dated as of a date prior to such issuance, among Boston Properties, Inc., as the issuer of the debt securities, Boston Properties Limited Partnership, as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The subordinated debt securities of Boston Properties, Inc. will be issued under a separate indenture, dated as of a date prior to such issuance, among Boston Properties, Inc., as the issuer of the debt securities, Boston Properties Limited Partnership, as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the forms of indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

Boston Properties Limited Partnership may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and premium, if any, and interest on, one or more series or debt securities of Boston Properties, Inc. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the applicable prospectus supplement.

The Senior Debt Indenture and the Subordinated Debt Indenture of Boston Properties Limited Partnership

The senior debt securities of Boston Properties Limited Partnership will be issued under an indenture, dated as of December 13, 2002, between Boston Properties Limited Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The subordinated debt securities of Boston Properties Limited Partnership will be issued under a separate indenture, dated as of a date prior to such issuance, between Boston Properties Limited Partnership, as the issuer of the debt securities, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time. The senior debt securities indenture is and the subordinated debt securities indenture will be subject to and governed by the Trust Indenture Act of 1939. We included a copy of the form of subordinated debt securities indenture as an exhibit to this registration statement and it and the senior debt securities indenture are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities with terms different from those of the debt securities previously issued under the indenture;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured.

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” beginning on page 18 or as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving Boston Properties, Inc., Boston Properties Limited Partnership or any of their respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by Boston Properties, Inc. or Boston Properties Limited Partnership under the indentures. When we refer to the indenture or the trustee with respect to any debt securities of Boston Properties, Inc. or Boston Properties Limited Partnership, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Information in the Prospectus Supplement

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We will describe most of the financial and other specific terms of a particular series of debt securities being offered, including the terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement, may include some or all of the following:

•	whether the issuer of the debt securities is Boston Properties, Inc. or Boston Properties Limited Partnership;

•	the title of the debt securities;

•

whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the stated maturity;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•

whether the debt securities may be converted into, in the case of debt securities of Boston Properties, Inc., or exchanged for, in the case of debt securities of Boston Properties Limited Partnership, common stock or preferred stock of Boston Properties, Inc. or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange price or rate, and the circumstances or manner in which the shares of common stock or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Boston Properties, Inc. common stock or preferred stock or such other securities or other applicable parameters;

•

if the debt securities are issued by Boston Properties, Inc., whether Boston Properties Limited Partnership will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of Boston Properties Limited Partnership;

•

if the debt securities are issued by Boston Properties Limited Partnership, whether Boston Properties, Inc. will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of Boston Properties, Inc.;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

any deletions from, modifications of, or additions to our events of default or covenants, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•

the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Amounts that We May Issue

None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Boston Properties, Inc.’s or Boston Properties Limited Partnership’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Boston Properties, Inc. nor Boston Properties Limited Partnership is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Debt Securities are Structurally Subordinated to Indebtedness of Boston Properties Limited Partnership and Boston Properties Limited Partnership’s Subsidiaries, Respectively

Boston Properties, Inc.’s indebtedness is structurally subordinated to debt of Boston Properties Limited Partnership, except to the extent of any guarantee of such indebtedness by Boston Properties Limited Partnership. In addition, because Boston Properties, Inc.’s assets consist principally of interests in Boston Properties Limited Partnership and because Boston Properties Limited Partnership’s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our business, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims we may have as a creditor of such subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each debt security in fully registered form, without coupons.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee shall be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that each of Boston Properties, Inc. and Boston Properties Limited Partnership may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•

either it is the continuing entity, or the successor entity, if other than Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, is an entity organized and existing under the laws of the United States and assumes its obligations (A) to pay the principal of, and any premium and interest on, all of its debt securities and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each trustee.

Any limitation applicable to the ability of Boston Properties Limited Partnership, in its capacity as guarantor of debt securities of any series of Boston Properties, Inc., to participate in any of the transactions described above will be set forth in the applicable prospectus supplement.

Covenants

Existence. Except as permitted under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if the board of directors of Boston Properties, Inc. determines that any right or franchise is no longer desirable in the conduct of our business.

Maintenance of properties. If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:

•

cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and

•	cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indentures do not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.

Insurance. The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by the board of directors of Boston Properties, Inc. with insurers of recognized responsibility.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Boston Properties, Inc. or Boston Properties Limited Partnership relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•

default in the performance or breach of any other covenant or warranty of Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, contained in the indenture continuing for 60 days after written notice to Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, as provided in the applicable indenture;

•

default by Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, under any bond, debenture, note, mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced any recourse indebtedness for money borrowed by Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, having an aggregate in principal amount outstanding of at least $50 million, whether such recourse indebtedness now exists or shall hereafter be created, which default either (A) constitutes a failure to pay any portion of the principal of such recourse indebtedness when due and payable at its stated maturity after the expiration of any applicable grace period with respect thereto (and without such recourse indebtedness having been discharged) or (B) resulted in such recourse indebtedness becoming or being declared due and payable prior to its stated maturity (and without such recourse indebtedness having been discharged or such acceleration having been rescinded or annulled), and in each case such default shall not have been rescinded or annulled within 10 days after written notice of such default has been received by Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, as provided in the applicable indenture;

•

certain events of bankruptcy, insolvency or reorganization of Boston Properties, Inc., Boston Properties Limited Partnership or any subsidiary of Boston Properties Limited Partnership that is an obligor or guarantor of any indebtedness that is also recourse indebtedness of Boston Properties, Inc. or Boston Properties Limited Partnership having an aggregate principal amount outstanding of at least $50 million; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

Boston Properties, Inc. or Boston Properties Limited Partnership and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•

to add to the covenants of Boston Properties, Inc. or Boston Properties Limited Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities, whether Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the applicable senior debt indenture.

Unless defined differently in the applicable prospectus supplement, the applicable subordinated debt indentures define “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless the applicable prospectus supplement provides differently, the subordinated debt indentures provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity;

•

in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•	if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the applicable subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent Boston Properties, Inc. or Boston Properties Limited Partnership from making any payment when due on the subordinated debt securities of any series, Boston Properties, Inc. or Boston Properties Limited Partnership, as the case may be, will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the applicable subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Modification of Subordination Provisions

Neither Boston Properties, Inc. nor Boston Properties Limited Partnership may amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected by such amendment. In addition, neither Boston Properties, Inc. nor Boston Properties Limited Partnership may modify the subordination provisions of the subordinated debt indenture governing any series of subordinated debt securities it has already issued in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion or Exchange Rights

The terms and conditions, if any, on which debt securities of Boston Properties, Inc. or Boston Properties Limited Partnership are convertible into or exchangeable for shares of common stock or preferred stock of Boston Properties, Inc. or other securities will be set forth in the applicable prospectus supplement. Such terms will include the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period or periods during which such conversion or exchange may occur, the initial conversion or exchange price or rate, the circumstances under or manner in which the number of shares of common stock or preferred stock of Boston Properties, Inc. or other securities issuable upon conversion or exchange may be adjusted or calculated according to the market price of such common stock or preferred stock of Boston Properties, Inc. or other securities or based on other parameters, and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had (1) in the case of debt securities of Boston Properties Limited Partnership, against Boston Properties, Inc. as general partner or any other past, present or future partner of Boston Properties Limited Partnership, or against any other person or entity which owns an interest, directly or indirectly, in any partner of Boston Properties Limited Partnership, or (2) in the case of any debt securities of Boston Properties, Inc. or Boston Properties Limited Partnership, against any past, present or future shareholder, partner, employee, officer or director, as such, of Boston Properties Limited Partnership or Boston Properties, Inc. or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.

Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. and/or its affiliates have provided commercial banking and other services for Boston Properties, Inc., Boston Properties Limited Partnership and/or their affiliates in the past and may do so in the future.

The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the senior debt securities and the subordinated debt securities of Boston Properties, Inc. and Boston Properties Limited Partnership. We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement. If an actual or potential event of default occurs with respect to any of the debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF GUARANTEES

Boston Properties, Inc. may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Boston Properties Limited Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Boston Properties Limited Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, Boston Properties, Inc. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Boston Properties Limited Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Boston Properties, Inc. will be of payment only and not of collection.

Boston Properties Limited Partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Boston Properties, Inc., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Boston Properties, Inc. punctually to pay any principal, premium or interest on any guaranteed debt security, Boston Properties Limited Partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Boston Properties, Inc. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Boston Properties Limited Partnership will be of payment only and not of collection.

DESCRIPTION OF COMMON STOCK OF BOSTON PROPERTIES, INC.

The following is a summary of the material terms and provisions of Boston Properties, Inc. common stock. It may not contain all the information that is important to you. You can access complete information by referring to the certificate of incorporation and by-laws of Boston Properties, Inc. and the Delaware General Corporation Law. The certificate of incorporation and by-laws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents.

General

Under the certificate of incorporation, Boston Properties, Inc. has the authority to issue 250,000,000 shares of common stock, par value $0.01 per share. On March 31, 2020, there were:

•	155,314,556 shares of Boston Properties, Inc.’s common stock issued and outstanding;

•

16,421,888 common units of partnership interest in Boston Properties Limited Partnership issued and outstanding (other than the common units held by Boston Properties, Inc.), each of which is redeemable for one share of Boston Properties, Inc.’s common stock (if Boston Properties, Inc. elects to issue common stock rather than pay cash upon such redemption);

•

1,343,299 long term incentive units of partnership interest in Boston Properties Limited Partnership issued and outstanding (excluding long term incentive units issued pursuant to 2018 Multi-Year Long-Term Incentive Program (“MYLTIP”) awards, 2019 MYLTIP awards and 2020 MYLTIP awards, which are excluded because their three-year performance periods had not ended by March 31, 2020), each of which, upon the satisfaction of certain conditions, is convertible into one common unit; and

•	63,476 deferred stock units outstanding.

Boston Properties, Inc. may issue common stock from time to time. Boston Properties, Inc.’s board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of Boston Properties, Inc. common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that Boston Properties, Inc. may issue. Boston Properties, Inc. common stock does not have any redemption or sinking fund provisions or any conversion rights.

All of Boston Properties, Inc. common stock, when issued, will be duly authorized, fully paid and nonassessable. This means that the full price for Boston Properties, Inc. outstanding common stock will have been paid at the time of issuance and that any holder of Boston Properties, Inc. common stock will not later be required to pay Boston Properties, Inc. any additional money for such Boston Properties, Inc. common stock.

Dividends

Subject to the preferential rights of any other shares of Boston Properties, Inc. stock and the provisions of the certificate of incorporation regarding excess stock, holders of Boston Properties, Inc. common stock may receive dividends out of assets that Boston Properties, Inc. can legally use to pay dividends when and if they are authorized and declared by the board of directors of Boston Properties, Inc. In the event Boston Properties, Inc. is liquidated, dissolved or its affairs are wound up, each common stockholder shares in the same proportion as other common stockholders out of assets that Boston Properties, Inc. can legally use to pay distributions after Boston Properties, Inc. pays or makes adequate provision for all of its known debts and liabilities.

Voting Rights

Subject to the provisions of the certificate of incorporation of Boston Properties, Inc. regarding excess stock, holders of common stock will have the exclusive power to vote on all matters presented to Boston Properties, Inc.’s stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other shares of Boston Properties, Inc. stock. Holders of Boston Properties, Inc. common stock are entitled to one vote per share. There is no cumulative voting in the election of directors of Boston Properties, Inc.

Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. In uncontested elections of directors, a majority voting standard will apply pursuant to which, in order for a director nominee to be elected, the votes cast “for” his or her election must exceed the votes cast “against” his or her election. In contested elections of directors, which generally will include any situation in which Boston Properties, Inc. receives a notice that a stockholder has nominated a person for election to the board of directors at a meeting of the stockholders of Boston Properties, Inc. that is not withdrawn on or before the tenth day before Boston Properties, Inc. first mails its notice for such meeting to its stockholders, a plurality voting standard will apply.

Other Rights

Subject to the provisions of the certificate of incorporation of Boston Properties, Inc. regarding excess stock, all shares of Boston Properties, Inc. common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.

Restrictions on Ownership

For Boston Properties, Inc. to qualify as a REIT under the Code, no more than 50% in value of Boston Properties, Inc. outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist Boston Properties, Inc. in meeting this requirement, it may take actions including the automatic conversion of shares in excess of this ownership restriction into excess stock to limit the ownership of the outstanding equity securities of Boston Properties, Inc., actually or constructively, by one person or entity. See “Limits on Ownership of Boston Properties, Inc. Capital Stock” beginning on page 44.

Transfer Agent

The transfer agent and registrar for Boston Properties, Inc. common stock is Computershare Trust Company, N.A.

Preferred Stock

Under the certificate of incorporation of Boston Properties, Inc., it has authority to issue up to 50,000,000 shares of preferred stock.

Boston Properties, Inc. may issue preferred stock from time to time, in one or more series, as authorized by its board of directors. Prior to issuance of shares of each series, the board of directors of Boston Properties, Inc. is required by the Delaware General Corporation Law and the certificate of incorporation of Boston Properties, Inc. to fix for each series, subject to the provisions of the certificate of incorporation regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Delaware law. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The board of directors of Boston Properties, Inc. could authorize the issuance of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Boston Properties, Inc. common stock might believe to be in their best interests or in which holders of some, or a majority, of Boston Properties, Inc. common stock might receive a premium for their shares over the then market price of Boston Properties, Inc. common stock.

On March 20, 2013, Boston Properties, Inc. filed with the Secretary of State of the State of Delaware a Certificate of Designations designating 92,000 shares of its Preferred Stock as “5.25% Series B Cumulative Redeemable Preferred Stock,” which is not redeemable by the holders, has no maturity date and is not convertible into or exchangeable for any other security of Boston Properties, Inc. or any of its affiliates. On and after March 27, 2018, Boston Properties, Inc., at its option, may redeem the 5.25% Series B Cumulative Redeemable Preferred Stock for a cash redemption price of $2,500 per share, plus all accrued and unpaid dividends. The complete terms of the 5.25% Series B Cumulative Redeemable Preferred Stock are set forth in the Certificate of Designations, which is filed as Exhibit 4.4 hereto. As of March 31, 2020, there were 80,000 shares of Boston Properties, Inc.’s 5.25% Series B Cumulative Redeemable Preferred Stock issued and outstanding.

DESCRIPTION OF PREFERRED STOCK OF BOSTON PROPERTIES, INC.

This section describes the general terms and provisions of shares of Boston Properties, Inc.’s preferred stock that we may offer by this prospectus. Boston Properties, Inc. may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read the certificate of incorporation and by-laws of Boston Properties, Inc. that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our certificate of incorporation designating the terms of a series of preferred stock.

General

Under its certificate of incorporation, Boston Properties, Inc. has the authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, as described below.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, our board of directors may grant the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance or possibility of issuance of preferred stock could have the effect of delaying or preventing a change in control of our company.

Terms

The preferred stock will have the dividend, liquidation, redemption, voting, and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms, including:

•	the title and liquidation preference of such preferred stock and the number of shares offered;

•	the initial offering price of such preferred stock;

•

the dividend rate or rates (or method of calculation), the dividend periods, the date(s) on which dividends will be payable and whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which the dividends will start to cumulate;

•	procedures for any auction and remarketing, if any;

•	any listing of such preferred stock on any securities exchange;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	any other specific terms, preferences, rights, limitations, or restrictions of such preferred stock;

•	discussion of federal income tax considerations applicable to such preferred stock;

•	relative ranking and preference of such preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

Unless we state otherwise in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of our business, rank:

•	senior to our common stock and any of our other equity securities ranking junior to such series of preferred stock;

•	on a parity with all of our equity securities which according to their terms rank on a parity with such series of preferred stock; and

•	junior to all of our equity securities which according to their terms rank senior to such series of preferred stock.

The term “equity securities” does not include any convertible debt securities Boston Properties, Inc. may issue.

Dividends

As a holder of shares of preferred stock, you will be entitled to receive cash dividends, if declared by our board of directors, out of our assets that we can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will state the dividend rate or rates (or method of calculation) and dates on which the dividends will be payable for such series. We will pay dividends to the holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors.

The applicable prospectus supplement will also state whether the dividends on any series of preferred stock are cumulative or non-cumulative. Dividends, if cumulative, will accumulate from and after the dates stated in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, even if our board of directors declares a dividend in the future.

We will not pay a dividend on any class or series of stock ranking as to dividends equal with or junior to a series of preferred stock unless:

•

if such series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for payment); or

•

if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for the payment).

If at any time full dividends will not be paid (or declared and sufficient money set apart for payment) on all shares of preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among all shares of preferred stock ranking equal as to dividends. This means that the dividends we declare per share on each series of such preferred stock,

•

which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, will bear the same relationship to each other that the full accrued dividends per share on each such series of preferred stock bear to each other;

•

other than pro rata dividends, we will not declare or pay any dividends or set any money aside for payment of dividends, except dividends paid in the form of securities ranking junior to the preferred stock as to dividends and upon liquidation, or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation; and

•

we will not redeem, purchase, or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except by conversion into or exchange for shares junior to the preferred stock as to dividends and upon liquidation.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option and may be subject to mandatory redemption pursuant to a sinking fund, or otherwise, as we may describe in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify the following in the applicable prospectus supplement:

•	the date on which such mandatory redemption shall commence and the number of shares of such preferred stock that we will redeem each year after such date;

•	the redemption price; and

•

whether the redemption price will be paid in cash or other property together with an amount equal to all accrued and unpaid dividends, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, to the date of redemption.

If we are only permitted to pay the redemption price of a series of preferred stock from the net proceeds of the issuance of shares of our capital stock and the proceeds from such issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that such preferred stock will automatically and mandatorily be converted into shares of our capital stock pursuant to conversion provisions which we will specify in the applicable prospectus supplement.

Even if the terms of a series of preferred stock permit us to redeem such shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not:

•	redeem any preferred stock of that series unless we simultaneously redeem all outstanding shares of preferred stock of that series; and

•

purchase or otherwise acquire any preferred stock of that series, except by conversion into or exchange for shares of our capital stock ranking junior to such preferred stock as to dividends and upon liquidation.

The prohibitions regarding redemption discussed in the prior sentence will not restrict us from purchasing or acquiring preferred stock of any series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to all holders of that series.

If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. Except when such redemption is to preserve our status as a REIT, we may redeem the shares pro rata from the holders of record in proportion to the number of such shares held by them or for which such holder requested redemption, with adjustments to avoid redemption of fractional shares, or by any other equitable manner that we determine.

We will give notice of redemption by mailing a notice to each record holder of shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where the holders of such preferred stock may surrender the certificates for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of preferred stock, we will specify in the notice to each holder the number of shares to be redeemed from such holder. If we have given notice of redemption of any preferred stock and we have set aside the funds necessary for the payment of the redemption price, then beginning on the redemption date, the dividends on the preferred stock called for redemption will no longer accrue, and the holders will no longer have any rights as stockholders except to receive the redemption price.

Liquidation Rights

Unless we state otherwise in the applicable prospectus supplement, if we voluntarily or involuntarily liquidate, dissolve, or wind up our business, the holders of each series of preferred stock will be entitled to receive:

•	liquidating distributions, if any, in the amount or proportion stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend.

We will pay these amounts to the holders of shares of each series of preferred stock, and all amounts owing on any other class or series of our capital stock ranking senior to or equally with such series of preferred stock as to distributions upon liquidation, out of our assets legally available for distribution to our stockholders before we make any distribution or payment to holders of any of our securities ranking junior to such series of preferred stock. After we pay the full amount of the liquidating distributions to the holders of preferred stock to which they are entitled, such holders will have no right or claim to any of our remaining assets.

If we voluntarily or involuntarily liquidate, dissolve or wind up our business and our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of each series of preferred stock and any other shares of our stock ranking senior to or equal with such series as to any such distribution, then we will only make pro rata distributions to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business.

If we have paid the full liquidation preference to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of our capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up of our business, according to their respective rights and preferences. For such purposes, our consolidation with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be considered a liquidation, dissolution or winding up of our business.

Voting Rights

As a holder of preferred stock, you will not have any voting rights, except as we describe in this section or in the applicable prospectus supplement or as required by law.

Except as provided otherwise for any series of preferred stock, unless we receive the consent of a majority of all the outstanding shares of such series of preferred stock, we will not:

•

authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•

reclassify any authorized capital stock into such shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•

create, authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•

amend, alter or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders of that stock.

As a holder of preferred stock, you may give your consent in person or by proxy, either in writing or at a meeting with each series voting separately as a class. We are not required to obtain your consent, as a holder of preferred stock, for the following actions because they will be deemed not to adversely affect any right, preference, or voting power of your series of preferred stock:

•

if upon the amendment, alteration, or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, your series of preferred stock remains outstanding with its terms materially unchanged, taking into account that, upon the occurrence of such an event, we may not be the surviving entity;

•

any increase in the amount of the authorized preferred stock, or the creation or issuance of any other series of preferred stock, provided such series of preferred stock ranks equal with or junior to your series of preferred stock; or

•

any increase in the amount of authorized shares of a series of preferred stock, in each case ranking equal with or junior to the preferred stock of such series with respect to payment of dividends, or the distribution of our assets upon liquidation, dissolution or winding-up of our business.

The foregoing voting provisions will not apply if we redeem or call for redemption all shares of a series of preferred stock outstanding at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected. All outstanding shares of a series of preferred stock will be deemed to have been redeemed or called for redemption provided sufficient funds will have been deposited in trust to effect such redemption.

Conversion or Exchange Rights

We will specify in the applicable prospectus supplement the terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or preferred stock of a different series or exchangeable for other securities. Such terms will include:

•	the number of shares of common stock, preferred stock or other securities to be received on conversion or exchange of each share of such preferred stock;

•	the conversion or exchange price or rate or method of calculation;

•	the conversion or exchange period;

•	whether conversion or exchange is at our option and/or at the option of the holder of preferred stock;

•	any events resulting in adjustment of the conversion or exchange price or rate; and

•	rights of conversion or exchange in the event we call for redemption such series of preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, no more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions including the automatic conversion of shares in excess of this ownership restriction into excess stock to limit the ownership of our outstanding equity securities, actually or constructively, by one person or entity. See “Limits on Ownership of Boston Properties, Inc. Capital Stock” beginning on page 44.

Transfer Agent

We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS OF BOSTON PROPERTIES, INC.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES OF BOSTON PROPERTIES, INC.

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among Boston Properties, Inc., the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The summary of our depositary shares set forth below is not complete. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.”

Distributions

Whenever the depositary receives any cash dividend or other cash distribution on the applicable series of preferred stock, the depositary will distribute to record holders of the depositary shares such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of depositary shares held by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock; provided, however, that in case we or the depositary are required to withhold and do withhold from any cash dividend or other cash distribution in respect of the applicable series of preferred stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of depositary shares will be reduced accordingly.

Further, whenever the depositary receives any distribution other than cash, rights, preferences or privileges upon the applicable series of preferred stock, the depositary will distribute to record holders of the depositary shares such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of depositary shares held by such holders on the relevant record date, in any manner that the depositary and we may deem equitable and practicable for accomplishing such distribution. If for any reason the depositary, after consultation with us, deems such distribution not to be feasible, the depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at a public or a private sale) of the securities or property thus received, or any part thereof, at any place or places and upon such terms as it may deem equitable and appropriate, and will distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Any holder of depositary shares representing any number of whole shares of preferred stock may (unless such depositary shares have previously been called for redemption) withdraw the shares of preferred stock and all money and other property, if any, represented thereby in accordance with the deposit agreement and after paying any unpaid amount due to the depositary. Thereafter, without unreasonable delay, the depositary shall deliver to such holder or to the person or persons designated by such holder, the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares so surrendered for withdrawal. Holders of such whole shares of preferred stock will not thereafter be entitled to deposit such shares with the depositary or receive depositary shares therefor.

Transfer in Trust

If an event occurs as a result of which the applicable certificate of designations provides that shares of preferred stock are to be automatically transferred to a trust, then (1) immediately prior to such transfer, depositary shares corresponding to such shares of preferred stock shall be automatically transferred to a separate trust and all provisions of the applicable certificate of designations relating to a trust holding shares of preferred stock, the shares of preferred stock so held and the rights and obligations of all other persons with respect to such shares of preferred stock (including any person who, but for such provisions, would beneficially own or constructively own (as such terms are defined in the certificate of incorporation) such shares of preferred stock) shall apply in the same manner to such separate trust holding the depositary shares, the depositary shares so held and the rights and obligations of all other persons with respect to such depositary shares and (2) such shares of preferred stock shall not be automatically transferred to a trust unless required by the applicable certificate of designations after giving effect to such automatic transfer of the depositary shares to a separate trust.

Redemption

Whenever we elect to redeem shares of preferred stock, the depositary will redeem, as of the same redemption date, the number of depositary shares representing such shares of preferred stock to be so redeemed. The depositary will mail notice of our redemption of the shares of preferred stock and the proposed simultaneous redemption of the depositary shares by first-class mail, postage pre-paid, promptly upon the depositary’s receipt of our notice to redeem the shares of preferred stock to the record holders of the depositary shares to be so redeemed. On the date of such redemption, provided that we will then have paid or caused to be paid in full to the depositary the redemption price of the shares of preferred stock to be redeemed, plus an amount equal to all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest, the depositary shall redeem the number of depositary shares representing such redeemed shares of preferred stock. If fewer than all outstanding depositary shares corresponding to a series of preferred stock are to be redeemed, the depositary shares to be redeemed shall be determined pro rata, by lot, or by other equitable method determined by us. Notwithstanding anything else to the contrary contained therein, no notice shall be required to be provided in the event the depositary shares are redeemed in accordance with the terms of the applicable certificate of designations regarding the preservation of our status as a REIT for United States federal income tax purposes.

Notice having been mailed as set forth in the above paragraph, from and after the date fixed for redemption (unless we have failed to provide the funds necessary to redeem the shares of preferred stock evidenced by the depositary shares called for redemption), (1) dividends on the shares of preferred stock so called for redemption shall cease to accrue from and after such date, (2) the depositary shares being redeemed shall be deemed no longer to be outstanding, and (3) all rights of the holders of such depositary shares (except the right to receive the redemption price) shall, to the extent of such depositary shares, terminate. Such depositary shares will be redeemed by the depositary at the established redemption price per depositary share plus a corresponding fraction of all money and other property, if any, represented by such depositary shares, including all amounts paid by us in respect of dividends which on the date fixed for redemption have accrued on the shares of preferred stock to be so redeemed and have not theretofore been paid. Subject to applicable escheat laws, any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us at the end of two years from the date fixed for redemption, after which reversion the holders of such depositary shares so called for redemption shall look to our general funds for the payment of such cash.

Voting and Other Rights

As soon as practicable after receipt of notice of any meeting at which the holders of a series of preferred stock are entitled to vote, the depositary will mail to the record holders of depositary shares corresponding to that series of preferred stock as of the record date for such meeting a notice, which will contain (1) such information as is contained in such notice of meeting, (2) a statement that the holders may, subject to any applicable restrictions, instruct the depositary as to the exercise of the voting rights pertaining to the applicable series of preferred stock represented by their respective depositary shares, and (3) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of depositary shares on such record date, the depositary shall use its best efforts to vote or cause to be voted, in accordance with the instructions set forth in such request, the shares of preferred stock represented by such holders’ depositary shares. We will take all action that may be deemed reasonably necessary by the depositary in order to enable the depositary to do so. In the absence of specific instructions from the holder of the depositary shares, the depositary will abstain from voting to the extent of the shares of preferred stock represented by such depositary shares. In addition, to the extent holders of the shares of preferred stock may exercise other rights pursuant to the certificate of incorporation (including the applicable certificate of designations), then, upon the written request of holders of the depositary shares corresponding to such shares of preferred stock, the depositary shall use its best efforts to exercise such rights on behalf of such holders. The requesting holders shall be responsible for any costs, expenses and liabilities associated with the depositary’s exercise of any such rights on behalf of such holders, and the depositary will not be required to take any action unless the requesting holders have provided advanced payment or offered to the depositary indemnity satisfactory to the depositary, in its sole discretion, against the costs, expenses and liabilities to be incurred in compliance with such request.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by such depositary shares, as set forth in the applicable prospectus supplement

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary shares may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

Any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect that we and the depositary may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any depositary or the registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the depositary shares) that materially adversely alters the rights of holders of depositary shares shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the depositary shares. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of such depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of such notice, the depositary will deliver or make available for delivery to holders of depositary shares, such number of whole or fractional shares as are represented by such depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement, except such charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary by delivering to the depositary notice of such removal, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will furnish to holders of depositary shares copies of any reports and communications received from us that are received by the depositary as the holder of the shares of preferred stock represented by such deposit shares. The depositary will keep books at the depositary’s office (as defined in the deposit agreement) for the registration and registration of transfer, surrender and exchange of depositary shares, which books at all reasonable times will be open for inspection by the record holders of depositary shares; provided that any such holder requesting to exercise such right shall certify to the depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of depositary shares.

None of the depositary, any depositary’s agent (as defined in the deposit agreement), the registrar or us shall incur any liability to any holder of depositary shares, if by reason of any provision of any present or future law, or regulation thereunder, of the United States or any other governmental authority or, in the case of the depositary, any depositary’s agent or the registrar, by reason of any provision, present or future, of the certificate of incorporation or the applicable certificate of designations or by reason of any act of war or other circumstance beyond the control of the relevant party, the depositary, any depositary’s agent, the registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of the deposit agreement provide shall be done or performed; nor shall the depositary, any depositary’s agent, the registrar or the Company incur liability to any holder of depositary shares (1) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the deposit agreement shall provide shall or may be done or performed, or (2) by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise.

DESCRIPTION OF WARRANTS OF BOSTON PROPERTIES, INC.

Boston Properties, Inc. may issue warrants for the purchase of Boston Properties, Inc.’s preferred stock or common stock offered by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of Boston Properties, Inc. and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

LIMITS ON OWNERSHIP OF BOSTON PROPERTIES, INC. CAPITAL STOCK

The following is a summary of the limits on ownership of Boston Properties, Inc. capital stock contained in Boston Properties, Inc.’s certificate of incorporation that affect Boston Properties, Inc. and its stockholders. The description below is intended as only a summary. You can access complete information by referring to Boston Properties, Inc.’s certificate of incorporation, and the following summary is qualified in its entirety by reference to such document.

Ownership Limits

For Boston Properties, Inc. to qualify as a REIT under the Code, among other things, not more than 50% in value of Boston Properties, Inc. outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year, and Boston Properties, Inc. outstanding stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In order to protect Boston Properties, Inc. against the risk of losing its status as a REIT and to otherwise protect it from the consequences of a concentration of ownership among the stockholders of Boston Properties, Inc., the certificate of incorporation of Boston Properties, Inc. provides that generally no holder may beneficially own more than 6.6% of any class or series of our stock. Under the certificate of incorporation of Boston Properties, Inc., a person generally “beneficially owns” shares if:

•	the person has direct ownership of the shares;

•	the person has indirect ownership of the shares taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; or

•	the person would be deemed to beneficially own the shares pursuant to Rule 13d-3 under the Exchange Act.

The certificate of incorporation of Boston Properties, Inc. provides two exceptions to the 6.6% ownership limit.

15% Related Party Ownership Limit

The certificate of incorporation of Boston Properties, Inc. provides that Mr. Mortimer B. Zuckerman, together with his heirs, legatees and devisees, and any other person who beneficially owns shares of our stock that are also deemed to be beneficially owned by Mr. Zuckerman or his heirs, legatees or devisees, are subject to an aggregate ownership limit with respect to each class or series of our stock of 15%. The heirs, legatees and devisees of Mr. Edward H. Linde, and any other person who beneficially owns shares of our stock that are also deemed to be beneficially owned by Mr. E. Linde’s heirs, legatees or devisees, are subject to an aggregate ownership limit with respect to each class or series of our stock of 15%.

15% Look-Through Entity Ownership Limit

Trusts described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, as modified by Section 856(h)(3) of the Code, and entities registered under the Investment Company Act of 1940 are subject to an ownership limit of 15%. These types of entities are among the entities that are not treated as stockholders under the requirement that not more than 50% in value of Boston Properties, Inc. outstanding stock be owned by five or fewer individuals during the last half of a taxable year other than our first year. Rather, the beneficial owners of these entities will be counted as stockholders for this purpose.

Additionally, the board of directors of Boston Properties, Inc. may, in its sole discretion, waive the foregoing ownership limits if evidence satisfactory to the board of directors is presented that the changes in ownership will not jeopardize Boston Properties, Inc. status as a REIT and the board of directors otherwise determines that such action is in the best interests of Boston Properties, Inc.

These ownership limitations may have the effect of precluding the acquisition of control of Boston Properties, Inc.

Shares in Excess of Ownership Limits

Purported transfers of Boston Properties, Inc. stock or beneficial ownership of Boston Properties, Inc. stock that would result in:

•	any person violating the ownership limit applicable to that person;

•	our stock being beneficially owned by fewer than 100 persons;

•	Boston Properties, Inc. being “closely held” within the meaning of Section 856(h) of the Code; or

•	Boston Properties, Inc. constructively owning 10% or more of one of its tenants,

shall be null and void and of no effect with respect to the number of shares of stock that would cause such result. These shares will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to a trust for the benefit of a qualified charitable organization selected by Boston Properties, Inc. Additionally, events other than purported transfers that would result in the occurrence of any of the events described above will result in a number of shares of stock sufficient to prevent the occurrence of such event converting into an equal number of shares of Boston Properties, Inc.’s excess stock and being transferred to the trust. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the excess stock to a person who could own the shares without violating the applicable limits and distribute to the original transferee-stockholder an amount equal to the lesser of:

•	the proceeds of the sale; or

•

the price paid by the original transferee-owner for the shares of Boston Properties, Inc. stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of Boston Properties, Inc. stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.

All dividends and other distributions received with respect to the excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the original transferee-owner will be distributed to the beneficiary of the trust.

The foregoing restrictions will not apply if the board of directors of Boston Properties, Inc. determines that it is no longer in the best interests of Boston Properties, Inc. to attempt to, or to continue to, qualify as a REIT.

Right to Purchase Excess Stock

In addition to the foregoing transfer restrictions, Boston Properties, Inc. has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of these shares for the lesser of:

•

the price paid by the original transferee-owner for the shares of Boston Properties, Inc. stock that converted into excess stock in the purported transfer that triggered such conversion or, if the event that triggered the conversion of shares into excess stock was a gift or an event other than a transfer, the market price of the shares of Boston Properties, Inc. stock that converted into excess stock on the date of such event, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.; or

•

the market price of Boston Properties, Inc. stock on the date it exercises its option to purchase, which will be determined in the manner set forth in the certificate of incorporation of Boston Properties, Inc.

The 90-day period begins on the date of the purported transfer or other event that resulted in the conversion of shares into excess stock if the original transferee-stockholder gives notice to Boston Properties, Inc. of such event or, if no notice is given, the date on which the board of directors of Boston Properties, Inc. determines that such event has occurred.

Disclosure of Stock Ownership by the Stockholders of Boston Properties, Inc.

Each of the stockholders of Boston Properties, Inc. will be required to disclose to Boston Properties, Inc. upon demand in writing any information Boston Properties, Inc. may request to determine its status as a REIT and ensure compliance with the ownership limits.

IMPORTANT PROVISIONS OF DELAWARE LAW, BOSTON PROPERTIES, INC.’S CERTIFICATE OF INCORPORATION AND BY-LAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of important provisions of Delaware law, the certificate of incorporation and by-laws of Boston Properties, Inc. and other governance documents which affect Boston Properties, Inc. and its stockholders. The description below is intended as only a summary and to the extent that it describes the certificate of incorporation and by-laws of Boston Properties, Inc., it is qualified in its entirety by reference to such documents. You can access complete information by referring to Delaware General Corporation Law, the certificate of incorporation and by-laws of Boston Properties, Inc. and the other governance documents referred to in this section.

Business Combinations with Interested Stockholders under Delaware Law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the date on which the person became an interested stockholder, the business combination is approved by the board of directors and the holders of at least two-thirds of the voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, the term “interested stockholder” is generally (1) a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or (2) a person who is an affiliate or associate of the corporation and was, together with affiliates and associates, the owner of 15% or more of a corporation’s outstanding voting stock within the past three years. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Boston Properties, Inc.

Amendment of the Certificate of Incorporation and By-laws of Boston Properties, Inc.

Amendments to the certificate of incorporation of Boston Properties, Inc. must be approved by the affirmative vote of more than 75% of the directors then in office and generally by the vote of a majority of the votes entitled to be cast at a meeting of the stockholders of Boston Properties, Inc. However, the affirmative vote of not less than 75% of Boston Properties, Inc. outstanding shares entitled to vote thereon, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon, is required for amendments dealing with fundamental governance provisions of the certificate of incorporation of Boston Properties, Inc., including provisions relating to:

•	stockholder action;

•	the powers, election of, removal of and terms of directors;

•	limitation of liability; and

•	amendment of the by-laws or certificate of incorporation of Boston Properties, Inc.

Unless otherwise required by law, the board of directors of Boston Properties, Inc. may amend the by-laws of Boston Properties, Inc. by a majority vote of the directors of Boston Properties, Inc. then in office. The by-laws of Boston Properties, Inc. may also be amended at a meeting of stockholders by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to be cast on such amendment, voting together as a single class, if the board of directors of Boston Properties, Inc. recommends the approval of the amendment. Otherwise, the by-laws of Boston Properties, Inc. may be amended at a meeting of stockholders by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class.

Approval of Extraordinary Actions

Delaware law generally requires that Boston Properties, Inc. obtain the approval of a majority of the outstanding shares of Boston Properties, Inc. common stock that are entitled to vote before Boston Properties, Inc. may consolidate or merge with another corporation. However, Delaware law does not require that Boston Properties, Inc. seek approval of the stockholders of Boston Properties, Inc. to enter into a merger in which Boston Properties, Inc. is the surviving corporation following the merger if:

•	the certificate of incorporation of Boston Properties, Inc. is not amended in any respect by the merger;

•	each share of Boston Properties, Inc. stock outstanding prior to the merger is to be an identical share of stock following the merger; and

•

any shares of common stock (together with any other securities convertible into shares of common stock) to be issued or delivered as a result of the merger represent in the aggregate no more than 20% of the number of shares of Boston Properties, Inc. common stock outstanding immediately prior to the merger.

Meetings of Stockholders

Under the by-laws of Boston Properties, Inc., Boston Properties, Inc. will hold annual meetings of its stockholders at a date and time as determined by the board of directors, Chairman, Chief Executive Officer or President of Boston Properties, Inc. The by-laws of Boston Properties, Inc. require advance notice for the stockholders of Boston Properties, Inc. to make nominations of candidates for the board of directors of Boston Properties, Inc. or bring other business before an annual meeting of the stockholders of Boston Properties, Inc. Only the board of directors of Boston Properties, Inc. can call special meetings of the stockholders of Boston Properties, Inc. and any special meeting is restricted to considering and acting upon matters set forth in the notice of that special meeting.

Proxy Access

The by-laws of Boston Properties, Inc. include proxy access provisions that permit a stockholder, or group of no more than five stockholders, meeting specified eligibility requirements, to include director nominees in Boston Properties, Inc.’s proxy materials for annual meetings of its stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of Boston Properties, Inc. continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at Boston Properties, Inc. and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in Boston Properties, Inc.’s proxy materials and provide other required information to Boston Properties, Inc. not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting).

For purposes of the foregoing requirements, issued and outstanding common units of Boston Properties Limited Partnership, other than those owned by Boston Properties, Inc., Boston Properties Limited Partnership or any of their directly or indirectly wholly owned subsidiaries and excluding issued and outstanding long term incentive units of Boston Properties Limited Partnership, will be treated as issued and outstanding shares of common stock as such common units are generally economically equivalent to, and exchangeable for, shares of common stock.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria, and stockholders will not be entitled to utilize this proxy access right at an annual meeting if Boston Properties, Inc. receives notice through its traditional advanced notice by-law provisions that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 25% of the number of directors then in office.

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the by-laws of Boston Properties, Inc.

Board of Directors

Each director of Boston Properties, Inc. holds office for a one-year term expiring at the next succeeding annual meeting of stockholders, or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The certificate of incorporation of Boston Properties, Inc. provides that the affirmative vote of more than 75% of the directors then in office is required to approve fundamental transactions or actions, including:

•	a change of control of Boston Properties, Inc. or of Boston Properties Limited Partnership;

•	any amendment to the limited partnership agreement of Boston Properties Limited Partnership;

•	any waiver of the limitations on ownership contained in the certificate of incorporation of Boston Properties, Inc.;

•	any merger, consolidation or sale of all or substantially all of the assets of Boston Properties, Inc. or of Boston Properties Limited Partnership;

•	certain issuances of equity securities by Boston Properties, Inc. (but not including, among others, underwritten public offerings);

•

Boston Properties, Inc. or Boston Properties Limited Partnership making a general assignment for the benefit of creditors or instituting any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of either entity or consenting to the taking of any of these actions against either entity;

•	any amendment of the certificate of incorporation of Boston Properties, Inc.;

•

Boston Properties, Inc. conducting business other than through Boston Properties Limited Partnership or for either of them to engage in any business other than the ownership, construction, development, management and operation of commercial real estate properties; and

•	termination of Boston Properties, Inc.’s status as a REIT.

Limitation of Directors’ and Officers’ Liability

The certificate of incorporation of Boston Properties, Inc. contains a provision permitted by the Delaware General Corporation Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision also provides that if the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Boston Properties, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, including an injunction or rescission, for breach of fiduciary duty.

The Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against these persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of a corporation unless the directors successfully defend the action or indemnification is ordered by the court.

The by-laws of Boston Properties, Inc. provide that its directors and officers will be, and, in the discretion of the board of directors of Boston Properties, Inc., non-officer employees may be, indemnified to the fullest extent authorized by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of our company. The by-laws of Boston Properties, Inc. also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Boston Properties, Inc. or Boston Properties Limited Partnership pursuant to the foregoing provisions, Boston Properties, Inc. and Boston Properties Limited Partnership have been informed that in the opinion of the staff of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

Boston Properties, Inc. and Boston Properties Limited Partnership have entered into indemnification agreements with each of the directors and some of the officers of Boston Properties, Inc. The indemnification agreements require, among other things, that Boston Properties, Inc. and Boston Properties Limited Partnership indemnify the directors and officers of Boston Properties, Inc. to the fullest extent permitted by law and advance to the directors and officers of Boston Properties, Inc. all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Boston Properties, Inc. and Boston Properties Limited Partnership must also indemnify and advance all expenses incurred by the directors and officers of Boston Properties, Inc. seeking to enforce their rights under the indemnification agreements and may cover the directors and officers of Boston Properties, Inc. under their directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the directors and officers of Boston Properties, Inc. that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or stockholders to eliminate the rights it provides.

Exclusive Forum

The by-laws of Boston Properties, Inc. generally provide that, unless Boston Properties, Inc. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of Boston Properties, Inc., (2) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of Boston Properties, Inc. to Boston Properties, Inc. or its stockholders, (3) any action asserting a claim against Boston Properties, Inc. or any current or former director, officer, employee or stockholder of Boston Properties, Inc. arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or by-laws of Boston Properties, Inc., or (4) any action asserting a claim against Boston Properties, Inc. or any current or former director, officer, employee or stockholder of Boston Properties, Inc. governed by the internal affairs doctrine.

Boston Properties Limited Partnership Agreement

Boston Properties, Inc. has agreed in the limited partnership agreement of Boston Properties Limited Partnership not to engage in specified extraordinary transactions, including, among others, business combinations, unless limited partners of Boston Properties Limited Partnership, other than Boston Properties, Inc., receive, or have the opportunity to receive, either (1) the same consideration for their partnership interests as holders of Boston Properties, Inc. common stock in the transaction or (2) limited partnership units that, among other things, would entitle the holders, upon redemption of these units, to receive shares of common equity of a publicly traded company or the same consideration as holders of the common stock of Boston Properties, Inc. received in the transaction. If these limited partners would not receive such consideration, Boston Properties, Inc. cannot engage in the transaction unless limited partners holding at least 75% of the common units of limited partnership interest, other than those held by Boston Properties, Inc. or its affiliates, consent to the transaction. In addition, Boston Properties, Inc. has agreed in the limited partnership agreement of Boston Properties Limited Partnership that Boston Properties, Inc. will not complete business combinations in which Boston Properties, Inc. receives the approval of its common stockholders unless either (1) limited partners holding at least 75% of the common units of limited partnership interest, other than those held by Boston Properties, Inc. or its affiliates, consent to the transaction or (2) the limited partners of Boston Properties Limited Partnership are also allowed to vote and the transaction would have been approved had these limited partners been able to vote as common stockholders on the transaction. Therefore, if the common stockholders of Boston Properties, Inc. approve a specified extraordinary transaction, the limited partnership agreement requires the following before Boston Properties, Inc. can complete the transaction:

•	holders of partnership interests in Boston Properties Limited Partnership, including Boston Properties, Inc., must vote on the matter;

•	Boston Properties, Inc. must vote all of its partnership interests in the same proportion as the stockholders of Boston Properties, Inc. voted on the transaction; and

•

the result of the vote of holders of partnership interests in Boston Properties Limited Partnership must be such that had such vote been a vote of stockholders, the transaction would have been approved.

The limited partnership agreement of Boston Properties Limited Partnership also generally provides that Boston Properties, Inc., as general partner of Boston Properties Limited Partnership, will incur no liability to Boston Properties Limited Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if Boston Properties, Inc. acted in good faith. In addition, Boston Properties, Inc. is not responsible for any misconduct or negligence on the part of its agents, provided Boston Properties, Inc. appointed such agents in good faith. Boston Properties, Inc. may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any act taken or omitted to be taken in reliance upon the opinion of such persons, as to matters that Boston Properties, Inc. reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The limited partnership agreement of Boston Properties Limited Partnership also provides for indemnification, to the fullest extent permitted by Delaware law, of Boston Properties, Inc., the directors and officers of Boston Properties, Inc., and such other persons as Boston Properties, Inc. may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of Boston Properties Limited Partnership or Boston Properties, Inc. as set forth in the limited partnership agreement of Boston Properties Limited Partnership in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, Boston Properties Limited Partnership generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of common stock, preferred stock and debt securities of Boston Properties, Inc. and debt securities of Boston Properties Limited Partnership, and the qualification and taxation of Boston Properties, Inc. as a REIT.

Because this is a summary that is intended to address only certain material United States federal income tax consequences relating to the ownership and disposition of debt securities, common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code;

•	this summary assumes that the relevant common stock, preferred stock and debt securities are held as capital assets for U.S. federal income tax purposes;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities, the common stock and the preferred stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

References to “partnerships” in this section refer to any entities treated as a partnership for U.S. federal income tax purposes, and references to “corporations in this section refer to any entities treated as corporations for U.S. federal income tax purposes.

Classification and Taxation of Boston Properties, Inc. as a REIT

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer only to Boston Properties, Inc. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel,

Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 1997, our form of organization and operations are such as to enable us to qualify as a “real estate investment trust” under the applicable provisions of the Code. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of Boston Properties, Inc. common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute to our stockholders within certain time periods. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business (including certain foreign currency gain attributable thereto), or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•

If we have net income from “prohibited transactions” (including certain foreign currency gain attributable thereto ) we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years;

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary of ours) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•

If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the “recognition” period beginning on the date on which we acquired the asset (which period may vary depending on the date the asset is acquired, but is generally five years), then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

•

We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1997. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals”, as defined in the Code to include specified entities;

(7)

which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail conditions (5) or (6) above, our certificate of incorporation provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of specified ownership limits will be converted automatically into Excess Stock (as defined below) and transferred to a charity for resale and that certain transfers of our stock shall be void ab initio. The original stockholder is entitled to receive certain proceeds from such a resale. Excess Stock is a separate class of our capital stock that is entitled to no voting rights but shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the Excess Stock or other provisions contained in our certificate of incorporation will, as a matter of law, prevent a violation of the share ownership requirements in conditions (5) and (6) above. If there were such a share ownership violation and the operation of the Excess Stock or other provisions contained in our certificate of incorporation were not held to cure such violation, we may be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the Excess Stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in our certificate of incorporation preclude us from failing conditions (5) or (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some “impermissible tenant services” (defined below under “—Income Tests Applicable to REITs”) without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, Boston Properties, Inc.’s proportionate share of the assets and items of income of Boston Properties Limited Partnership, including Boston Properties Limited Partnership’s share of the assets and liabilities and items of income with respect to any partnership (or disregarded entity) in which it holds an interest, will be treated as Boston Properties, Inc.’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. Boston Properties, Inc. has control over Boston Properties Limited Partnership and substantially all of the partnerships and limited liability company subsidiaries of Boston Properties Limited Partnership and intends to operate them in a manner that is consistent with the requirements for the qualification of Boston Properties, Inc. as a REIT.

If a partnership is audited by the IRS, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The Code also provides for an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. The application of these rules could cause us to economically bear more than our share of any U.S. federal income tax, interest, and/or penalties arising from a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of “real estate assets” (other than certain debt instruments of publicly offered REITs), dividends paid by another REIT, interest on obligations secured by mortgages on real property or on interests in real property, income from some types of temporary investments, and certain other real estate related sources. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% test, dividends, interest, and gain from the sale or disposition of stock or securities.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. If a REIT is a shareholder of a controlled foreign corporation or a passive foreign investment company, the income it must recognize on account of such ownership under certain special non-deferral provisions of the Code will generally be treated as qualifying income for purposes of the 95% gross income test. In addition, foreign currency gain with respect to distributions of previously taxed earnings and profits will generally be excluded from income for purposes of the 95% gross income test.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Any income we derive from providing “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) will be considered “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attached a schedule of the sources of our income to our federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of Boston Properties, Inc. as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. See “—Classification and Taxation of Boston Properties, Inc. as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to satisfy our distribution requirements and avoid income and excise taxation due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization, repayment of debt or capital expenditures in excess of noncash deductions such as depreciation. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement and/or to avoid income and excise taxation.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test and net of any directly related deductions. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), in each case which is clearly identified as such before the close of the day on which it was acquired, originated or entered into (after taking into account certain curative provisions), including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Affiliated REITs

Boston Properties Limited Partnership owns significant equity interests (directly and indirectly) in entities that have elected to be treated as REITs. These affiliated REITs must also meet the REIT tests discussed above. The failure of any of these affiliated REITs to qualify as a REIT could cause us to fail to qualify as a REIT, because we would then own (through Boston Properties Limited Partnership) more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary. We believe that the affiliated REITs have been organized and operated in a manner that will permit them to qualify as REITs. The affiliated REITs, however, may be “personal holding companies” within the meaning of the Code, and may thereby be subject to the personal holding company tax.

Failure of Boston Properties, Inc. to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a preferential rate, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock or preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “non-U.S. stockholder” shall refer to any owners of our common or preferred stock that are not U.S. stockholders for purposes of this Registration and are not entities treated as partnerships for U.S. federal income tax purposes.

If a partnership holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income”. Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the preferential rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, for tax years beginning before January 1, 2026, non-corporate U.S. stockholders are permitted to take a 20% deduction for certain pass-through business income, including dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S.

stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is generally 25% to the extent of previously claimed depreciation deductions (“Unrecaptured Section 1250 Gains”). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long term capital gains or Unrecaptured Section 1250 Gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to

21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of Boston Properties, Inc. common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of Boston Properties, Inc. common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain is subject to a 30% tax to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Except as discussed below with respect to 10% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act, or “FIRPTA.” The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock or preferred stock as long as at all times during the testing period non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met. Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of Boston Properties, Inc. common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires Boston Properties, Inc. common stock within certain prescribed periods. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns or has owned, actually or constructively, at any time during the specified testing period, more than 10% of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a

“qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules. Subject to the exception described above for qualified shareholders having one or more applicable investors, distributions received by qualified shareholders will be taxed as described above at “—Dividends” as if the distribution is not attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and distributions treated as gain from the sale or exchange of our stock under the rules described above at “—Dividends”) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business, in which case the qualified shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders.

For FIRPTA purposes neither a “qualified foreign pension fund” nor any “qualified controlled entity” is treated as a non-U.S. stockholder. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established by a foreign country (or one or more political subdivisions thereof) or one or more employers to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees as a result of, or in consideration for, services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. A “qualified controlled entity” is an entity all the interests of which are held by a qualified foreign pension fund. Alternatively, under proposed Treasury Regulations that taxpayers generally may rely on, but which are subject to change, a “qualified controlled entity” is a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities or partnerships. Gain of a qualified foreign pension fund or qualified controlled entity treated as gain from the sale or exchange of our stock, distributions treated as gain from the sale or exchange of our stock under the rules described above at “—Dividends”, and distributions attributable to gains from sales of USRPIs will not be subject to U.S. federal income or withholding tax unless such gain is treated as effectively connected with the qualified foreign pension fund’s (or the qualified controlled entity’s, as applicable) conduct of a U.S. trade or business, in which case the qualified foreign pension fund (or qualified controlled entity) generally will be subject to a tax at the same graduated rates applicable to U.S. Stockholders, unless an applicable income tax treaty provides otherwise, and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation.

Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, imposes withholding taxes on “withholdable payments” (as defined below) made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. “Withholdable payment” generally means any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and holders of our equity and debt securities may be enacted, amended or repealed. Changes to the federal tax laws and to interpretations of the federal tax laws could adversely affect an investment in our equity or debt securities.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes the material United States federal income tax consequences of owning the fixed rate debt securities that Boston Properties, Inc. or Boston Properties Limited Partnership may offer for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortization bond premium or market discount rules may apply. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security that for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security, other than a partnership, that is not a U.S. Holder.

If a partnership is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must generally be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the Debt Securities. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (2) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder (A) increased by the amount of OID (if any) previously included in income by such Holder and (B) decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding. We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a rate of up to 24% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the noteholder’s income tax liability. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is (1) a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in Boston Properties Limited Partnership in the event that debt is issued by Boston Properties Limited Partnership, (2) a direct or indirect 10% or greater stockholder (as defined in Section 871(h)(3) of the Code) of the REIT in the event that debt is issued by the REIT, (3) a controlled foreign corporation related to Boston Properties Limited Partnership or the REIT, as applicable, or (4) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E) from the individual or corporation that: (1) is signed under penalties of perjury by the beneficial owner of the debt security, (2) certifies that such owner is not a U.S. Holder and (3) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E to the withholding agent. A Non-U.S. Holder that is not an individual or corporation holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (2) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (3) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Withholding on Certain Foreign Accounts and Entities. FATCA imposes withholding taxes on “withholdable payments” (as defined below) made to “foreign financial institutions” and certain other non-U.S. entities unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. “Withholdable payment” generally means any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (1) is a United States person, (2) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (1), (2) or (3) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

SELLING SECURITY HOLDERS

Information about selling security holders of Boston Properties, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Boston Properties, Inc. common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of Boston Properties, Inc. or in exchange for debt securities of Boston Properties Limited Partnership. Securities may also be issued upon exercise of warrants of Boston Properties, Inc. Boston Properties, Inc. and Boston Properties Limited Partnership reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Boston Properties, Inc., which are listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, Boston Properties, Inc., Boston Properties Limited Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessments of the effectiveness of internal control over financial reporting (which are included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Boston Properties, Inc.’s and Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

Boston Properties, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

May 22, 2020

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